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                        KEMET Corporation

   $100,000,0006.66% Senior Notes due May 4, 2010______________
               Note Purchase Agreement_____________
                     Dated as of May 1, 1998







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                                   --

                            Table of Contents
                      (Not a part of the Agreement)
Section                                 Heading
                                          Page
Section 1.        Authorization of Notes                                     1
Section 2.        Sale and Purchase of Notes                                 1
Section 3.        Closing                                                    2
Section 4.        Conditions to Closing                                      2
Section 4.1.         Representations and Warranties                          2
Section 4.2.         Performance; No Default.                                2
Section 4.3.         Compliance Certificates                                 2
Section 4.4.         Opinions of Counsel                                     3
Section 4.5.         Purchase Permitted By Applicable Law, Etc               3
Section 4.6.         Sale of Other Notes                                     3
Section 4.7.         Payment of Special Counsel Fees.                        3
Section 4.8.         Private Placement Number                                3
Section 4.9.         Changes in Corporate Structure                          4
Section 4.10.        Subsidiary Guaranty                                     4
Section 4.11.        Funding Instructions                                    4
Section 4.12.        Proceedings and Documents                               4
Section 5.        Representations and Warranties of the Company              4
Section 5.1.         Organization; Power and Authority                       4
Section 5.2.         Authorization, Etc                                      4
Section 5.3.         Disclosure                                              5
Section 5.4.         Organization and Ownership of Shares of
   Subsidiaries; Affiliates                                                  5
Section 5.5.         Financial Statements                                    6
Section 5.6.         Compliance with Laws, Other Instruments, Etc            6
Section 5.7.         Governmental Authorizations, Etc                        6
Section 5.8.         Litigation; Observance of Agreements, Statutes
   and Orders        6
Section 5.9.         Taxes                                                   7
Section 5.10.        Title to Property; Leases                               7
Section 5.11.        Licenses, Permits, Etc                                  7
Section 5.12.        Compliance with ERISA                                   8
Section 5.13.         Private Offering by the Company                        9
Section 5.14.        Use of Proceeds; Margin Regulations                     9
Section 5.15.        Existing Debt; Future Liens                             9
Section 5.16.        Foreign Assets Control Regulations, Etc                 9
Section 5.17.        Status under Certain Statutes                           10
Section 5.18.        Notes Rank Pari Passu                                   10
Section 5.19.        Environmental Matters                                   10
Section 5.20.        Computer 2000 Compliant                                 10
Section 6.        Representations of the Purchaser                           10



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Section 6.1.     Purchase for Investment                                 10
Section 6.2.     Source of Funds                                         11
Section 7.    Information as to the Company                              12
Section 7.1.     Financial and Business Information                      12
Section 7.2.     Officer's Certificate                                   15
Section 7.3.     Inspection                                              15
Section 8.    Prepayment of the Notes                                    16
Section 8.1.     Required Prepayments                                    16
Section 8.2.     Optional Prepayments with Make-Whole Amount             16
Section 8.3.     Prepayment of Notes upon Change of Control              17
Section 8.4.     Allocation of Partial Prepayments                       18
Section 8.5.     Maturity; Surrender, Etc                                18
Section 8.6.     Purchase of Notes                                       19
Section 8.7.     Make-Whole Amount                                       19
Section 9.    Affirmative Covenants                                      20
Section 9.1.     Compliance with Law                                     20
Section 9.2.     Insurance                                               20
Section 9.3.     Maintenance of Properties                               21
Section 9.4.     Payment of Taxes and Claims                             21
Section 9.5.     Corporate Existence, Etc                                21
Section 9.6.     Nature of Business                                      21
Section 9.7.     Notes to Rank Pari Passu                                21
Section 9.8.     Guaranty by Subsidiaries                                22
Section 9.9.     Termination of Certain Obligations under Bank
            Credit Agreement                                             22
Section 10.   Negative Covenants                                         22
Section 10.1.    Consolidated Net Worth                                  22
Section 10.2.    Limitations on Funded Debt                              23
Section 10.3.    Limitation on Liens                                     24
Section 10.4.    Merger, Consolidation, etc                              26
Section 10.5.    Sale of Assets, etc                                     27
Section 10.6.    Transactions with Affiliates                            28
Section 11.   Events of Default                                          28
Section 12.   Remedies on Default, Etc                                   31
Section 12.1.    Acceleration                                            31
Section 12.2.    Other Remedies                                          31
Section 12.3.    Rescission                                              31
Section 12.4.    No Waivers or Election of Remedies, Expenses,  Etc      32
Section 13.   Registration; Exchange; Substitution of Notes              32
Section 13.1.    Registration of Notes                                   32
Section 13.2.    Transfer and Exchange of Notes                          32
Section 13.3.    Replacement of Notes                                    33
Section 14.   Payments on Notes                                          33
Section 14.1.    Place of Payment                                        33
Section 14.2.    Home Office Payment                                     33
Section 15.   Expenses, Etc                                              34


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Section 15.1.    Transaction Expenses                                    34
Section 15.2.    Survival                                                34
Section 16.   Survival of Representations and Warranties; Entire
         Agreement                                                       35
Section 17.   Amendment and Waiver                                       35
Section 17.1.    Requirements                                            35
Section 17.2.    Solicitation of Holders of Notes                        35
Section 17.3.    Binding Effect, Etc                                     36
Section 17.4.    Notes Held by Company, Etc                              36
Section 18.   Notices                                                    36
Section 19.   Reproduction of Documents                                  37
Section 20.   Confidential Information                                   37
Section 21.   Substitution of Purchaser                                  38
Section 22.   Miscellaneous                                              38
Section 22.1.    Successors and Assigns                                  38
Section 22.2.    Payments Due on Non-Business Days                       38
Section 22.3.    Severability                                            39
Section 22.4.    Construction                                            39
Section 22.5.    Counterparts                                            39
Section 22.6.    Governing Law                                           39
Signature                                                                40
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Schedule A                Information Relating To Purchasers

Schedule B                Defined Terms

Schedule 5.4              Subsidiaries of the Company and Ownership of
Subsidiary Stock

Schedule 5.5              Financial Statements

Schedule 5.14             Use of Proceeds

Schedule 5.15             Existing Debt

Schedule 10.3             Existing Liens

Exhibit 1                 Form of 6.66% Senior Note due May 4, 2010

Exhibit 4.4(a)            Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)            Form of Opinion of Special Counsel for the
       Purchasers

Exhibit 9.8               Form of Subsidiary Guaranty


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                        KEMET Corporation
                          2835 Kemet Way
               Simpsonville, South Carolina  29681
                6.66% Senior Notes due May 4, 2010
                                          Dated as of May 1, 1998
To the Purchaser listed in the attached
  Schedule A who is a signatory hereto:
Ladies and Gentlemen:
    KEMET Corporation, a Delaware corporation (the "Company"), agrees with you as follows:
 .c.Section 1. Authorization of Notes;.
    The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 6.66% Senior Notes due May 4, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
 .c.Section 2. Sale and Purchase of Notes;.
    Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.
 .c.Section 3. Closing;.
    The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois



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60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on
May 4, 1998 or on such other Business Day thereafter on or prior to May 30, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 540298353 at Wachovia Bank, N.A., Columbia, South
Carolina, ABA 053900225. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.
 .c.Section 4. Conditions to Closing;.
    Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
       .c2.Section 4.1. Representations and Warranties;. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.
      .c2.'Section 4.2. Performance; No Default.'; The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section 10 applied since such date.
       .c2.Section 4.3. Compliance Certificates;.
              (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
4.9 have been fulfilled.
              (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.
              (c) Subsidiary Guarantor Officer's Certificate. Each Subsidiary Guarantor shall have delivered to you an Officer's

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Certificate, dated the date of the Closing, certifying that (i) the representations and warranties of such Subsidiary Guarantor contained in the Subsidiary Guaranty are true and correct at the time of the Closing and (ii) the conditions specified in Sections
4.2 and 4.9 with respect to such Subsidiary Guarantor have been fulfilled.
              (d) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.
       .c2.Section 4.4. Opinions of Counsel;. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kirkland and Ellis, counsel for the Company and each Subsidiary Guarantor, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.
      .c2.'Section 4.5. Purchase Permitted By Applicable Law, Etc';. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section
1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal
Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.
       .c2.Section 4.6. Sale of Other Notes;. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.
       .c2.Section 4.7. Payment of Special Counsel Fees.; Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.


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       .c2.Section 4.8. Private Placement Number;.  A Private Placement
Number issued by Standard & Poor's CUSIP Service Bureau (in
cooperation with the Securities Valuation Office of the National
Association of Insurance Commissioners) shall have been obtained for the Notes.
       .c2.Section 4.9. Changes in Corporate Structure;.  Neither the
Company nor any Subsidiary shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall the Company or any Subsidiary have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, other than the liabilities assumed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranties.
      .c2.Section 4.10. Subsidiary Guaranty;.  Each Subsidiary Guarantor
shall have executed and delivered the Subsidiary Guaranty.
      .c2.Section 4.11. Funding Instructions;.  At least three Business
Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the
Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4)
the name and telephone number of the account representative
responsible for verifying receipt of such funds.
      .c2.Section 4.12. Proceedings and Documents;.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
 .c.Section 5. Representations and Warranties of the Company;.
    The Company represents and warrants to you that:
      .c2.'Section 5.1. Organization; Power and Authority';.  The Company
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other
Agreements and the Notes and to perform the provisions hereof and thereof.
       .c2.Section 5.2. Authorization, Etc;. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable
bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that equitable remedies lie in the discretion of a court and may be unenforceable.
       .c2.Section 5.3. Disclosure;. The Company, through its agent, First Union Capital Markets, has delivered to you and each Other
Purchaser a copy of a Private Placement Memorandum, dated March
1998 (the "Memorandum"), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the
Company and its Subsidiaries.  This Agreement, the Memorandum, the
documents, certificates or other written information delivered to you by or on behalf of the Company in connection with the
transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Memorandum, since March 31, 1997, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a
Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other written information
delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.
      .c2.'Section 5.4. Organization and Ownership of Shares of
Subsidiaries; Affiliates';.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's
Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other
Subsidiary, (ii) of the Company's Affiliates (other than
Subsidiaries) existing on March 31, 1998 and all of the Company's
Affiliates (other than Subsidiaries) known to it since such date and (iii) of the Company's directors and senior officers.
              (b) All of the outstanding shares of capital stock or similar equity interests of each Significant Subsidiary shown in Schedule
5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien
(except as otherwise disclosed in Schedule 5.4).
              (c)  Each Significant Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly
existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Significant
Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
              (d)  No Significant Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this
Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the
Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Significant
Subsidiary.
       .c2.Section 5.5. Financial Statements;.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes)
fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
       .c2.Section 5.6. Compliance with Laws, Other Instruments, Etc;. The execution, delivery and performance by the Company of this
Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any
Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any
Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b)
conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the
Company or any Subsidiary or (c), assuming the representations of the Purchasers, with respect to the Securities Act, contained in
Section 6 are true and correct on the date of Closing, violate any provision of any statute or other rule or regulation of any
Governmental Authority applicable to the Company or any Subsidiary.
       .c2.Section 5.7. Governmental Authorizations, Etc;. Assuming the representations of the Purchasers, with respect to the Securities
Act, contained in Section 6 are true and correct on the date of
Closing, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the
Company of this Agreement or the Notes.
      .c2.'Section 5.8. Litigation; Observance of Agreements, Statutes and Orders';. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or
affecting the Company or any Subsidiary or any property of the
Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that,
individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
              (b)  Neither the Company nor any Subsidiary is in default
under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation
(including without limitation Environmental Laws) of any
Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material
Adverse Effect.
       .c2.Section 5.9. Taxes;.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material
Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended March 31,
1997.
     .c2.'Section 5.10. Title to Property; Leases';. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of
business), in each case free and clear of Liens prohibited by this
Agreement.  All leases that individually or in the aggregate are
Material are valid and subsisting and are in full force and effect in all material respects.
      .c2.Section 5.11. Licenses, Permits, Etc;. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the
aggregate are Material, without known conflict with the rights of others;
              (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark,
trademark, trade name or other right owned by any other Person; and
              (c)  To the best knowledge of the Company, there is no
material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the
Company or any of its Subsidiaries.
      .c2.Section 5.12. Compliance with ERISA;.  (a) The Company and each
ERISA Affiliate have operated and administered each Plan in
compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the
Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in
Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA
Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the
Code, other than such liabilities or Liens as would not be
individually or in the aggregate Material.
              (b)  The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans),
determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than
$1,000,000 in the case of any single Plan and by more than
$1,000,000 in the aggregate for all Plans.  The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.
              (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the
aggregate are Material.
              (d)  The expected post-retirement benefit obligation
(determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board
Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the
Company and its Subsidiaries is not Material.
              (e)  The execution and delivery of this Agreement and the
issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of
ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.
      .c2.Section 5.13.  Private Offering by the Company;.  Neither the
Company nor First Union Capital Markets, a division of Wheat First
Securities (the only Person authorized to act on the Company's behalf), has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or
otherwise approached or negotiated in respect thereof with, any
Person other than you, the Other Purchasers and not more than sixty-one other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the
Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
     .c2.'Section 5.14. Use of Proceeds; Margin Regulations';.  The Company
will apply the proceeds of the sale of the Notes as set forth in
Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of
Regulation U of the Board of Governors of the Federal Reserve
System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of
Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 3% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock (other than a repurchase of common stock of the Company publicly traded on a nationally
recognized exchange) will constitute more than 3% of the value of such assets.  As used in this Section, the terms "margin stock" and
"purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.
     .c2.'Section 5.15. Existing Debt; Future Liens';.  (a) Schedule 5.15
sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date of the Closing.
Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
              (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.
      .c2.Section 5.16. Foreign Assets Control Regulations, Etc;.  Neither
the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the
United States Treasury Department (31 CFR, Subtitle B, Chapter V,
as amended) or any enabling legislation or executive order relating thereto.
      .c2.Section 5.17. Status under Certain Statutes;.  Neither the
Company nor any Subsidiary is an "investment company" registered or required to be registered or subject to regulation under the
Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.
      .c2.Section 5.18. Notes Rank Pari Passu;.  The obligations of the
Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.
      .c2.Section 5.19. Environmental Matters;.  Neither the Company nor
any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a
Material Adverse Effect.  Except as otherwise disclosed to you in writing:
                         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or
          damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned,
          leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
                              (b) neither the Company nor any of its
Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has
          disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;
          and
                      (c) all buildings on all real properties now owned,
          leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     .c2.      Section 5.20. Computer 2000 Compliant;.  The Company and its
Subsidiaries are in the process of taking steps to address the impact of the occurrence of the year 2000 on their internal
computer systems and the occurrence of the year 2000 and its impact on said internal computer systems is not expected to have a
Material Adverse Effect.
 .c.Section 6. Representations of the Purchaser;.
       .c2.Section 6.1. Purchase for Investment;.  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is
available, except under circumstances where neither such
registration nor such an exemption is required by law, and that the
Company is not required to and does not intend to register the
Notes under the Securities Act for resale.
       .c2.Section 6.2. Source of Funds;.  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:
                         (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan treating as a single plan, all plans maintained by the same employer or employee
          organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile;
          or
                              (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1
          (issued January 29, 1990), or (ii) a bank collective
          investment fund, within the meaning of the PTE 91-38 (issued
          July 12, 1991) and, except as you have disclosed to the
          Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or
          collective investment fund; or
                           (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption)
          managed by a "qualified professional asset manager" or "QPAM"
          (within the meaning of Part V of the QPAM Exemption), no
          employee benefit plan's assets that are included in such
          investment fund when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section
          V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied,
          neither the QPAM nor a Person controlling or controlled by the
          QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such
          investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or
                              (d) the Source is a governmental plan; or
                         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or
                       (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of
          ERISA.
         If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the
QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.  As used in this Section 6.2, the terms "employee benefit plan",
"governmental plan", "party in interest" and "separate account"
shall have the respective meanings assigned to such terms in
Section 3 of ERISA.
 .c.Section 7. Information as to the Company;.
       .c2.Section 7.1. Financial and Business Information;.  The Company
shall deliver to each holder of Notes that is an Institutional
Investor:
                         (a) Quarterly Statements   within 60 days after the end
          of each quarterly fiscal period in each fiscal year of the
          Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
                            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior
Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy all of the requirements of this Section 7.1(a);
                   (b)  Annual Statements   within 105 days after the end of
          each fiscal year of the Company, duplicate copies of,
                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,
               setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:
                  (1)  an opinion thereon of independent certified
                    public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the
                    examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and
                         (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in conducting their customary audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if
                    they are aware that any such condition or event then
                    exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),
               provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange
          Commission, together with the accountant's certificate
          described in clause (2) above, shall be deemed to satisfy the requirements of this Section 7.1(b);
                 (c)  SEC and Other Reports   promptly upon their becoming
          available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any
          Subsidiary to public securities holders generally, (ii) each regular or periodic report filed with the Securities and

          Exchange Commission, and all press releases and other
          statements made available generally by the Company or any
          Subsidiary to the public concerning developments that are
          Material and (iii) prompt written notice and sufficient
          information relating to the filing of each registration
          statement and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and
          Exchange Commission;
                  (d)  Notice of Default or Event of Default   promptly,
          and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of
          Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any
          Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
                   (e)  ERISA Matters   promptly, and in any event within
          five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature
          thereof and the action, if any, that the Company or an ERISA
          Affiliate proposes to take with respect thereto:
                           (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
                        (ii)  the taking by the PBGC of steps to institute,
                    or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
                          (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA
                    or the penalty or excise tax provisions of the Code
                    relating to employee benefit plans, or in the imposition
                    of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or
                    IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably
                    be expected to have a Material Adverse Effect;
                   (f)  Notices from Governmental Authority   promptly, and
          in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
               (g)  Requested Information   with reasonable promptness,
          such other data and information relating to the business,
          operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without
          limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes, but excluding, so long as no Default or Event of Default exists, projections and confidential data or information of a technical or scientific nature which does not relate directly to the business, operations, affairs,
          financial conditions, assets or properties of the Company or any of its Subsidiaries or to the ability of the Company to perform its obligations hereunder and under the Notes.
           .c2.Section 7.2. Officer's Certificate;. Each set of financial statements delivered to a holder of Notes pursuant to Section
7.1(a) or Section 7.1(b) hereof shall be accompanied by a
certificate of a Senior Financial Officer setting forth:
                        (a)  Covenant Compliance   the information (including
          detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section
          10.1 through Section 10.5 hereof, inclusive, during the
          quarterly or annual period covered by the statements then
          being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
                  (b)  Event of Default   a statement that such officer has
          reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the
          transactions and conditions of the Company and its
          Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including,
          without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
      .c2.Section 7.3. Inspection;. The Company shall permit the representatives of each holder of Notes that is an Institutional
Investor:
                        (a)  No Default   if no Default or Event of Default then
          exists, at the expense of such holder and upon reasonable
          prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the
          Company's officers, and (with the consent of the Company,
          which consent will not be unreasonably withheld) its
          independent public accountants, and (with the consent of the
          Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, provided that a
          Responsible Officer shall be given an opportunity to attend any such meeting or visit; and
                  (b)  Default   if a Default or Event of Default then
          exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Significant Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
          .c.Section 8. Prepayment of the Notes;.
       .c2.Section 8.1. Required Prepayments;.  On May 4, 2006 and on each
May 4 thereafter to and including May 4, 2009 the Company will prepay $20,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Notes pursuant to Section
8.2 or Section 8.3 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.
       .c2.Section 8.2. Optional Prepayments with Make-Whole Amount;. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid
(determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
       .c2.Section 8.3. Prepayment of Notes upon Change of Control;.  (a)
(i) In the event that any Change of Control shall occur or any Responsible Officer of the Company shall have knowledge of any Control Event, the Company will give written notice (the "Company
Notice") of such fact in the manner provided in Section 18 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change of Control or Control Event, as the case may be. If a Change in Control has occurred, the Company Notice shall also (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this Section 8.3(a) and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this Section
8.3(a), (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the
"Change of Control Prepayment Date"), which Change of Control
Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice. The
Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. It is understood and agreed that the failure of any holder of the Notes to accept or decline an offer of prepayment pursuant to this Section 8.3 shall be deemed to be an election by such holder to decline such prepayment. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without premium.
             (ii) The Company will not take any action that consummates or finalizes a Change of Control unless at least ten days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (a)(i) of this Section 8.3 and contemporaneously with such action it prepays all Notes required to be prepaid in accordance with subparagraph (a)(i) of this Section
8.3 as a result of such Change of Control having been consummated.
            (iii) The obligation of the Company to prepay Notes pursuant to the offer required and accepted in accordance with subparagraph(a)
(i) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Change of Control Prepayment Date, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur, and (3) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).
           (b)(i) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment, but without premium. Notice of any required prepayment pursuant to this Section 8.3(b)(i) may be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment
Date") designated in such holder's notice (which shall be on or after the date of the Change of Control and shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment, but without premium. If the holder of any Note gives any notice pursuant to this Section 8.3(b)(i), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within

20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. On the Change of
Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without premium.
             (ii) Compliance with the provisions of this Section 8.3(b) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of Section 8.3(a).
       .c2.Section 8.4. Allocation of Partial Prepayments;. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.
      .c2.'Section 8.5. Maturity; Surrender, Etc';. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
       .c2.Section 8.6. Purchase of Notes;. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
       .c2.Section 8.7. Make-Whole Amount;. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the

Make-Whole Amount, the following terms have the following meanings:
              "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
          Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
                   "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
                   "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.
                   "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by

          (ii) the number of years (calculated to the nearest
          one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
                   "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called
          Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its
          scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
                   "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section
          12.1, as the context requires.
          .c.Section 9. Affirmative Covenants;.
    The Company covenants that so long as any of the Notes are outstanding:
       .c2.Section 9.1. Compliance with Law;. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Foreign Pension Plans and all Environmental Laws, and
will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent
necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.
       .c2.Section 9.2. Insurance;.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and
contingencies, of such types, on such terms and in such amounts
(including deductibles, co-insurance and self-insurance, if
adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
       .c2.Section 9.3. Maintenance of Properties;. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the
Company has concluded that such discontinuance could not,
individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.
       .c2.Section 9.4. Payment of Taxes and Claims;.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claim for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or
validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and
assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.
       .c2.Section 9.5. Corporate Existence, Etc;. The Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the
Company or a Subsidiary) and all rights and franchises of the
Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material
Adverse Effect.
       .c2.Section 9.6. Nature of Business;. Neither the Company nor any Subsidiary will engage in any business other than (a) any business conducted by the Company and its Subsidiaries on the date of this
Agreement (an "Existing Business"), (b) any business related, ancillary or complementary to an Existing Business, (c) any
business reasonably developed, derived or extended from an Existing
Business, or (d) any business which would not be Material.
       .c2.Section 9.7. Notes to Rank Pari Passu;. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.
       .c2.Section 9.8. Guaranty by Subsidiaries;.  (a) The Company will cause each Subsidiary Guarantor existing as of the date of the
Closing to execute and deliver to each holder of Notes, at the
Closing, the Subsidiary Guaranty.
              (b)  The Company will cause each other Subsidiary that
executes and delivers a Guaranty supporting Bank Debt to execute and deliver to each holder of Notes a supplement to the Subsidiary
Guaranty in the form of Exhibit A to Exhibit 9.8, and within three
Business Days thereafter shall deliver to each of the holders of the Notes the following items:
                        (i) an executed counterpart of such supplement to the Subsidiary Guaranty;
                  (ii) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably have requested in order to establish the existence and good
          standing of such Subsidiary and the authorization of the transactions contemplated by the Subsidiary Guaranty; and
              (iii) an opinion of counsel satisfactory to the Required Holders to the effect that the supplement to the Subsidiary
          Guaranty has been duly authorized, executed and delivered and the Subsidiary Guaranty constitutes the legal, valid and
          binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency,
          reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.
 .c2.Section 9.9. Termination of Certain Obligations under Bank Credit Agreement;. After October 18, 2001, neither the Company nor any
Subsidiary will enter into any Lien consisting of a pledge of all or any part of the capital stock of any Subsidiary to secure Debt outstanding under the Bank Credit Agreement, excepting only any
Lien consisting of such a stock pledge created or incurred within the limitations of Section 10.3(n), and on or prior to October 18,
2001, the Company shall, and shall have caused each Subsidiary to, have terminated any Lien pursuant to and within the limitations of
Section 10.3(m).
 .c.Section 10.     Negative Covenants;.
    The Company covenants that so long as any of the Notes are outstanding:
      .c2.Section 10.1. Consolidated Net Worth;. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of

(a) $245,000,000 plus (b) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after March 31, 1998; provided that notwithstanding that Consolidated Net Income for any such fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.
      .c2.Section 10.2. Limitations on Funded Debt;. (a) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, except:
                         (i) Funded Debt evidenced by the Notes;
                    (ii) Funded Debt of the Company and its Subsidiaries outstanding as of the date of the Closing and described on
          Schedule 5.15 hereto, and any extension, renewal, replacement, refinancing or refunding of any such Funded Debt; provided that (1) such extension, renewal, replacement, refinancing or refunding of such Funded Debt shall be without increase in the principal amount thereof at the time of such extension, renewal, replacement, refinancing or refunding (except to the extent that any additional amounts incurred thereunder are permitted by the provisions of Section 10.2(a)(iii)), (2) in the case of secured Funded Debt, the related Lien shall attach solely to the same such property, (3) in the case of Funded
          Debt secured by any Lien described in Section 10.3(m), such Lien shall have been discharged on or prior to October 18, 2001, and (4) at the time of such extension, renewal, replacement, refinancing or refunding and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;
                            (iii) additional Funded Debt of the Company and its Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:
                            (1) Consolidated Funded Debt shall not exceed 55% of Consolidated Total Capitalization, and
                          (2) in the case of the issuance of any Funded Debt of the Company secured by Liens permitted by Section
                    10.3(n) and any Funded Debt of a Subsidiary the sum of
                    (1) the aggregate amount of all Funded Debt of the Company secured by Liens permitted by Section 10.3(n) plus (2) the aggregate amount of all Funded Debt of Subsidiaries (other than the Subsidiary Guaranty and any Funded Debt of a Subsidiary of the Company evidenced by a Guaranty and relating to Debt of the Company owing under the Bank Credit Agreement) shall not exceed 15% of Consolidated Net Worth; and
                  (iv) Funded Debt of a Subsidiary to the Company or to a Wholly-owned Subsidiary.
                   (b) The renewal, extension, replacement, refinancing or refunding of any Funded Debt, issued, incurred or outstanding pursuant to Section 10.2(a)(ii) shall constitute the issuance of additional Funded Debt which is, in turn, subject to the limitations of the provisions of Section 10.2(a)(ii).
              (c) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.2 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such Person existing immediately after it becomes a Subsidiary.
      .c2.Section 10.3. Limitation on Liens;. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or rofits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:
                         (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;
                  (b) Liens created by or resulting from any litigation, legal proceeding, judgment or appeal, the time for or petition for rehearing of which shall not have expired or which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
                           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;
                       (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, detract in any Material respect from the value of such property;
                     (e) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which are not incurred in connection with the borrowing of money and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company or any Subsidiary or materially impair the value of such property for the purposes of such business, including, but not limited to: (i) pledges or deposits made to secure payment of obligations in connection with workers compensation insurance, unemployment insurance, pensions or social security programs; and (ii) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds;
                              (f) Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-owned Subsidiaries;
                 (g) Liens existing on the date of this Agreement and reflected on Schedule 10.3; provided, however, that any Lien incurred pursuant to and within the limitations of Section
          10.3(m) shall have been discharged on or prior to October 18, 2001 and any Lien on any such stock of a Foreign Significant Subsidiary thereafter shall only have been incurred pursuant to and within the limitations of Section 10.3(n);
                              (h) any Lien renewing, extending, replacing, refinancing or refunding any Lien permitted by paragraph (g) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal, replacement, refinancing or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal, replacement, refinancing or refunding no Default or Event of Default would exist; and provided further that any Lien incurred pursuant to and within the limitations of Section 10.3(m) may not be renewed, extended, replaced or refinanced pursuant to and within the limitations of this Section 10.3(h);
                  (i) any Lien on property or equipment created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of such property or equipment
          (or any improvement thereon or thereto) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that
                   (1)  any such Lien shall extend solely to the item
                    or items of such property or equipment (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property or equipment (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property or equipment (or improvement thereon) or which is real property or equipment being improved by such acquired or constructed property and equipment (or improvement thereon),
                            (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property or equipment (or improvement thereon) at the time of such acquisition or construction, and
                                            (3)  any such Lien shall be created
                    contemporaneously with, or within 180 days after, the acquisition or completion of construction of such property or equipment;
                                  (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired
          (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or such improvement thereon) at the time of such acquisition;
                (k) inchoate Liens on any property of KEMET de Mexico, S.A. de C.V. securing customs claims of Mexico arising as a result of such property being sold or otherwise disposed of in Mexico, provided that payment thereof is not at the time required by Section 9.4;
                             (l) Liens on Margin Stock; provided that any Debt secured by any such Lien shall have been created, issued, assumed, guaranteed or otherwise incurred by the Company for the purpose of repurchase or other acquisition of its publicly traded common stock and any such Lien shall be within the applicable provisions of Regulation T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System;
                             (m) Liens consisting of the pledge of stock of any Foreign Significant Subsidiary by the Company to the Banks as security for the Bank Debt pursuant to the Bank Credit
          Agreement, provided that any such Lien shall have been discharged on or prior to October 18, 2001 and any Lien consisting of a pledge of stock of any Foreign Significant
          Subsidiary created or existing after October 18, 2001 shall have been created or incurred within the limitations of
          Section 10.3(n); and
                 (n)  other Liens not otherwise permitted by paragraphs
          (a) through (m) securing Funded Debt of the Company or any

          Subsidiary, provided that all Funded Debt secured by such Liens shall have been incurred pursuant to and within the limitations provided in Sections 10.2(a)(iii)(1) and (2).
          .c2.Section 10.4. Merger, Consolidation, etc;. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that (y) a Subsidiary of the Company may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-owned
Subsidiary of the Company and (z) each of the Company and its Subsidiaries may convey, transfer or lease all of its assets in compliance with the provisions of Section 10.5), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
                   (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Canada, the United Kingdom, France, Spain,
Portugal, Ireland, Italy, Germany, Denmark, Finland, Belgium, the
Netherlands, Luxembourg, Norway, Switzerland, Sweden or Austria;
                   (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its written assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel, reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
                   (c)  immediately after giving effect to such transaction,
(i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of Section 10.2(a)(iii)(1) to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.
      .c2.Section 10.5. Sale of Assets, etc;.  Except as permitted under
Section 10.4, the Company will not, and will not permit any of its

Subsidiaries to, make any Asset Disposition unless:
                         (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair
          Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;
          and
                              (b) immediately after giving effect to the Asset Disposition, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of
          Section 10.2(a)(iii)(1) to incur at least $1.00 of additional
          Funded Debt; and
                              (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the 12-month period ending on the last day of the fiscal quarter in which such Asset Disposition occurred would not exceed 15% of
          Consolidated Total Assets as of the end of the then most
          recently ended fiscal quarter of the Company.
     If the Net Proceeds Amount for any Transfer is applied to a Debt
Prepayment Application or a Property Reinvestment Application
within one year after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this
Section 10.5 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.
      .c2.Section 10.6. Transactions with Affiliates;.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related
transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another
Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.
 .c.Section 11.     Events of Default;.
    An "Event of Default" shall exist if any of the following
conditions or events shall occur and be continuing:
               (a)  the Company defaults in the payment of any principal
          or Make-Whole Amount, if any, on any Note when the same
          becomes due and payable, whether at maturity or at a date
          fixed for prepayment or by declaration or otherwise; or
              (b)  the Company defaults in the payment of any interest
          on any Note for more than five Business Days after the same becomes due and payable; or
                             (c) the Company defaults in the performance of or compliance with any term contained in Sections 9.8 or 10.1 through 10.5; or
                             (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11)
          and such default is not remedied within 30 days after the
          earlier of (i) a Responsible Officer obtaining actual
          knowledge of such default and (ii) the Company receiving
          written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default"
          and to refer specifically to this paragraph (d) of Section
          11); or
               (e)  any representation or warranty made in writing by or
          on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this
          Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
                (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal
          amount of at least $7,500,000 beyond any period of grace
          provided with respect thereto, or (ii) the Company or any
          Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate
          outstanding principal amount of at least $7,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition in the nature of or similar to a default or covenant violation (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $7,500,000, or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or
                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other
          petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an
          assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
                             (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a
          custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the
          Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its
          Significant Subsidiaries and such petition shall not be
          dismissed within 60 days; or
                  (i)  a final judgment or judgments for the payment of
          money aggregating in excess of $7,500,000 (excluding for
          purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Company or any of its Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy)
          are rendered against one or more of the Company and its
          Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
                 (j)  if (i) any Plan shall fail to satisfy the minimum
          funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA
          Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any
          ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of
          ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $60,000,000, (iv) the Company or any
          ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare
          benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events
          described in clauses (i) through (vi) above, either
          individually or together with any other such event or events, could reasonably be expected to have a Material Adverse
          Effect; or
                             (k) any Subsidiary Guarantor shall breach its obligations under the Subsidiary Guaranty or the obligations of any Subsidiary Guarantor contained in the Subsidiary
          Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, the
          determination by any Governmental Authority that the
          Subsidiary Guaranty is invalid, void or unenforceable, in
          whole or in part, or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of the
          Subsidiary Guaranty.
     As used in Section 11(j), the terms "employee benefit plan" and
"employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
 .c.Section 12.     Remedies on Default, Etc;.
      .c2.Section 12.1. Acceleration;.  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section
11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
              (b)  If any other Event of Default has occurred and is
continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
              (c)  If any Event of Default described in paragraph (a) or (b)
of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be
immediately due and payable.
    Upon any Note becoming due and payable under this Section
12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such
Note, plus (i) all accrued and unpaid interest thereon and (ii) the
Make-Whole Amount determined in respect of such principal amount
(to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without
presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the
Notes are prepaid or are accelerated as a result of an Event of
Default, is intended to provide compensation for the deprivation of such right under such circumstances.
      .c2.Section 12.2. Other Remedies;.  If any Default or Event of
Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
      .c2.Section 12.3. Rescission;. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section
12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences (a) if the Company has paid all overdue interest on the Notes, all
principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such
declaration, and all interest on such overdue principal and
Make-Whole Amount, if any, and (to the extent permitted by
applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) if all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, (c) if no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes and
(d) if any Note has been declared due and payable pursuant to clause (c) of Section 12.1, then each holder which has so declared the Notes held by it to be due and payable shall have concurred in such decision to so rescind and annul such declaration and its consequences and if any such holder which has so declared its Notes to be due and payable has not so concurred in such rescission and annulment, then the Notes held by such holder shall,
notwithstanding such rescission and annulment, remain due and payable. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
      .c2.Section 12.4. No Waivers or Election of Remedies, Expenses, Etc;.
No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.
 .c.'Section 13.    Registration; Exchange; Substitution of Notes';.
      .c2.Section 13.1. Registration of Notes;.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
      .c2.Section 13.2. Transfer and Exchange of Notes;.  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a
surrender for registration of transfer, duly endorsed or
accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new
Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new
Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than
$100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
      .c2.Section 13.3. Replacement of Notes;.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
                         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original
          Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or
                              (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
 .c.Section 14.     Payments on Notes;.
      .c2.Section 14.1. Place of Payment;.  Subject to Section 14.2,
payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the
principal office of the Company in Simpsonville, South Carolina.
The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
      .c2.Section 14.2. Home Office Payment;.  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for
principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in
Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such
Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such
Note to the Company in exchange for a new Note or Notes pursuant to
Section 13.2.  The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.
 .c.Section 15.     Expenses, Etc;.
      .c2.Section 15.1. Transaction Expenses;.  Whether or not the
transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this
Agreement, the Notes, the Subsidiary Guaranty or the Bank Credit
Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the
Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Subsidiary
Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any
Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Subsidiary Guaranty or the Notes at any time after a Default or Event of Default has occurred or is continuing or at any other time at the request of the Company.  The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).
      .c2.Section 15.2. Survival;.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this
Agreement or the Notes, and the termination of this Agreement.
 .c.'Section 16.    Survival of Representations and Warranties; Entire
         Agreement';.
    All representations and warranties contained herein shall
survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any
investigation made at any time by or on behalf of you or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding
sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
 .c.Section 17.     Amendment and Waiver;.
      .c2.Section 17.1. Requirements;.  This Agreement and the Notes may
be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required
Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of
computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or
20.
      .c2.Section 17.2. Solicitation of Holders of Notes;.
              (a)  Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it)
with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
              (b)  Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of
supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of
Notes then outstanding even if such holder did not consent to such waiver or amendment.
      .c2.Section 17.3. Binding Effect, Etc;.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
      .c2.Section 17.4. Notes Held by Company, Etc;.  Solely for the
purpose of determining whether the holders of the requisite
percentage of the aggregate principal amount of Notes then
outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then
outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
 .c.Section 18.     Notices;.
    All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized
overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:
                        (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the
          Company in writing,
                 (ii)  if to any other holder of any Note, to such holder
          at such address as such other holder shall have specified to the Company in writing, or
               (iii)  if to the Company, to the Company at its address set forth at the beginning hereof to the attention of D. Ray Cash, or at such other address as the Company shall have specified to the holder of each Note in writing.
     Notices under this Section 18 will be deemed given only when actually received.
 .c.Section 19.     Reproduction of Documents;.
    This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the
Closing (except the Notes themselves), and (c) financial
statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any
photographic, photostatic, microfilm, microcard, miniature
photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such
reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the
inaccuracy of any such reproduction.
 .c.Section 20.     Confidential Information;.
    For the purposes of this Section 20, "Confidential
Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary;
provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or by any other Person of which you have actual knowledge is subject to a confidentiality agreement with the Company, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you;
provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors, other professional advisors or agents who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential

Information to be bound by the provisions of this Section 20), (vi)
any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or
any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of
Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
 .c.Section 21.     Substitution of Purchaser;.
    You shall have the right to substitute any one of your
Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such
Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word "you" is used in this
Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement
(other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.
 .c.Section 22.     Miscellaneous;.
      .c2.Section 22.1. Successors and Assigns;. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their
respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
      .c2.Section 22.2. Payments Due on Non-Business Days;.  Anything in
this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any
Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the
additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
      .c2.Section 22.3. Severability;.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such
prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
      .c2.Section 22.4. Construction;.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
      .c2.Section 22.5. Counterparts;.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
       .c2.Section 22.6.     Governing Law;.  This Agreement shall be construed
and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
                    *     *     *     *     *

    If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.
                                                 .c4.Signature;
                                                Very truly yours,

                                                 KEMET Corporation



                                                                 By
                            [Title]


Accepted as of May __, 1998.
                                                         [Variation]



                                                            By
                                                        Name:
                                                        Title:

              Schedule A(to Note Purchase Agreement)

                Information Relating to Purchasers

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

American United Life Insurance Company                     $2,000,000
One American Square                                         $2,000,000
Post Office Box 368
Indianapolis, Indiana  46206
Attention:  Christopher D. Pahlke, Securities Department
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9" and identifying the breakdown of principal and interest and the payment date) to:

          Bank of New York
          Attention:  P&I Department
          One Wall Street, 3rd Floor
          Window A
          New York, New York  10286
          ABA #021000018, BNF:IOC566
          Account #186683/AUL
          Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0145825

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Alexander Hamilton Life Insurance
$10,000,000
  Company of America
P. O. Box 21008
Greensboro, North Carolina  27420
Attention:  Securities Administration - 3630
Telefacsimile:  (910) 691-3025

[For hand delivery:  100 North Greene Street,
Zip Code 27401]
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          Alexander Hamilton Life Insurance Company of America
          c/o The Bank of New York
          ABA #021 000 018  BNF:  IOC566
          Attention:  P&I Department
          Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

          Alexander Hamilton Life Insurance Company of America
          c/o The Bank of New York
          P. O. Box 19266
          Newark, NJ  07195
          Attention:  P&I Department
          with duplicate notice to Alexander Hamilton Life Insurance Company of America at the address first provided above.
All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  56-1311063

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Jackson National Life Insurance Company
$25,000,000
5901 Executive Drive
Lansing, Michigan  48909
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          NORTHERN CHGO
          ABA #0710-0015-2

          For Credit to: Jackson National Life Insurance Company Account Number 5186041000 [general ledger for all clients of Northern Trust]
          For further Credit to: Account Number 26-91241 [Jackson National Life Insurance Company]
          Attention:  Oscell Owens
                        KEMET Private Placement
          Notices
All notices and communications, including notices with respect to payment and written confirmation of each such payment, to be addressed to:

          PPM America, Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois  60606
          Attention:  Private Placement
          Telephone Number:  (312) 634-2500
          Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  38-1659835

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Knights of Columbus                                         $5,000,000
One Columbus Plaza
New Haven, Connecticut  06510-3326
Attention:  Investment Department
Telecopier Number: (203) 772-0037
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal or interest") to:

          Bank of New York (ABA #021-000-018)
          One Wall Street
          New York, New York  10286

          for credit to:  Knights of Columbus
          General Account #8900300825
          Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

          Knights of Columbus
          P. O. Box 2016
          New Haven, Connecticut  06521-2016
          Attention:  Accounting Department
          Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  06-0416470

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Modern Woodmen of America                                   $3,000,000
1701 1st Avenue
Rock Island, Illinois  61201
Attention:  Investment Department
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          The Northern Trust Company
          50 South LaSalle Street
          Chicago, IL  60675
          ABA #071-000-152
          Account Name:  Modern Woodmen of America
          Account No. 5186061000
          Further credit to Account No. 26-36015
          Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed Attention:
Investment Accounting Department
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  36-1493430

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

The Mutual Life Insurance Company
$10,000,000
  of New York
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management Unit
Telecopy Number:  (212) 708-2491
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          Chase Manhattan Bank
          ABA #021000021
          for credit to Private Income Processing Account No.
          544-755102
          Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

          If by Registered Mail, Certified Mail or Federal Express:

          The Chase Manhattan Bank
          4 New York Plaza, 13th Floor
          New York, New York  10004
          Attention:  Income Processing - J. Piperato, 13th Floor

          If by Regular Mail:

          The Chase Manhattan Bank
          Dept. 3492
          P. O. Box 50000
          Newark, New Jersey  07101-8006

          With a Second Copy to:

          Telecopy Confirms and Notices:

          (212) 708-2152
          Attention:  Securities Custody Division M.D. 6-39A

          Mailing Confirms and Notices:

          The Mutual Life Insurance Company of New York
          1740 Broadway
          New York, New York  10019
          Attention:  Securities Custody Division M.D. 6-39A
          All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  J. ROMEO & Co.
Taxpayer I.D. Number:  13-1632487

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

New York Life Insurance Company                             $5,000,000
51 Madison Avenue
New York, New York  10010-1603
Attention:  Investment Department, Private Finance Group, Room
206
Telefacsimile Number:  (212) 447-4122
Payments
All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

          Chase Manhattan Bank
          New York, New York  10019
          ABA #021000021
          For the account of  New York Life Insurance Company
          General Account Number 008-9-00687

          With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
          Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:

          New York Life Insurance Company
          51 Madison Avenue
          New York, New York  10010-1603
          Attention:  Treasury Department, Securities Income Section,
          Room 209
          Fax Number:  (212) 447-4160
          All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212)
576-8340
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  13-5582869

       57                                                  Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

New York Life Insurance and Annuity
$10,000,000
  Corporation
c/o New York Life Insurance Company
51 Madison Avenue
New York, New York  10010-1603
Attention:  Investment Department, Private Finance Group, Room
206
Telefacsimile Number:  (212) 447-4122
Payments
All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

          Chase Manhattan Bank
          New York, New York  10019
          ABA #021000021
          For the account of  New York Life Insurance and Annuity
          Corporation
          General Account Number 008-0-57001

          With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
          Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:

          New York Life Insurance and Annuity Corporation
          c/o New York Life Insurance Company
          51 Madison Avenue
          New York, New York  10010-1603
          Attention:  Treasury Department, Securities Income Section,
          Room 209
          Fax Number:  (212) 447-4160
          All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212)
576-8340
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  13-3044743

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Southern Farm Bureau Life Insurance                         $3,000,000
  Company
1401 Livingston Lane
Jackson, Mississippi  39213
Attention:  Carol Robertson
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          Wachovia Bank of North Carolina
          301 North Main Street
          Winston-Salem, North Carolina  27150-1013
          ABA #053100494
          For further credit to:  Account #8730-007153
                                Southern Farm Bureau Life Insurance
          Company
          Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed as first provided above.
All other communications, including Waivers, Amendments, Consents and financial information should be sent to:

          Southern Farm Bureau Life Insurance Company
          P. O. Box 78
          Jackson, Mississippi  39205
          Attention:  Investment Department

          or by overnight delivery to:
          1401 Livingston Lane
          Jackson, Mississippi  39213
          Contact Person:    Carol Robertson, CFA
              Telephone:  601-981-7422 extension 506
              Facsimile:  601-981-3605

or            Dottie Carlisle


              Telephone:  601-981-7422 extension 800
              Facsimile:  601-981-3605
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  64-0283583

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Teachers Insurance and Annuity
$15,000,000
  Association
730 Third Avenue
New York, New York  10017
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          Chase Manhattan Bank
          ABA #021000021
          New York, New York
          Account of:  Teachers Insurance and Annuity Association
          Account Number:  910-2-766475
          On order of:  KEMET Corporation PPN #488360 A* 9
          Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

          Teachers Insurance and Annuity Association
          730 Third Avenue
          New York, New York  10017
          Attention:  Securities Division
          All other notices and communications to be addressed to:

          Ms. Susan Sanford
          TIAA-CREF
          730 Third Avenue, 8th Floor
          New York, New York  10017
          Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  13-1624203N

                                                            Principal
Amount of
Name and Address of Purchaser                              Notes to Be
Purchased

Transamerica Life Insurance and
$10,000,000
  Annuity Company
c/o Transamerica Investment Services
1150 South Olive Street, Suite 2700
Los Angeles, California  90015
Attention:  John Casparian
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "KEMET Corporation, 6.66% Senior Notes due 2010, PPN 488360 A* 9, principal, premium or interest") to:

          Federal Reserve Bank of Boston
          Boston Safe Deposit & Trust
          Boston, Massachusetts
          ABA 011-001-234
          DDA#:  12-526-1
          FFC:     Cost Center 1253
                   Re:  Mellon Securities
                   Transamerica Life Insurance and Annuity Company Account Segment: GIC
                   Account No. TRAF 1506302
                   Ref:  Cusip and Description
          Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment and all account statements, to:

          Transamerica Life Companies
          P. O. Box 2101 - Securities Accounting
          Los Angeles, California  90051-0101
          Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  95-6140222

              Schedule B(to Note Purchase Agreement)
                          Defined Terms
    As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
    "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities
Exchange Act of 1934, as amended; provided that notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Company Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of, an Acquiring Person all or any portion of the Voting Stock of the Company, directly or indirectly owned or controlled by such member or such member directly or indirectly votes all or any portion of the Voting Stock of the Company directly or indirectly owned or controlled by such member for the taking of any action which, directly or indirectly, constitutes or would result in a Change of Control, in which event such member of the Company Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Stock of the Company owned or controlled by such member.
    "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.
    "Asset Disposition" means any Transfer except:
                        (a)  any
               (i) Transfer from a Subsidiary to the Company or a Wholly-owned Subsidiary; and
                         (ii) Transfer from the Company to a Wholly-owned Subsidiary;
                (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale (including without limitation transfers by the Company of raw materials and work-in-process inventory to KEMET de Mexico, S.A. de C.V., for purposes of completing production of such inventory, the principal purpose of which is to minimize the costs of processing such inventory and which inventory in substantial part will be re-transferred to the Company) or (ii) machinery and equipment no longer useful in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;
             (c) any Transfer by the Company or any Subsidiary of any manufacturing equipment or related property of the Company or such Subsidiary related to future tax advantaged Fee-In-Lieu-Of-Tax ("FILOT") arrangements pursuant to substantially the same terms and conditions as those found in the Lease Agreement; provided that after giving effect to any such Transfer such manufacturing equipment or related property shall be shown as an asset on the balance sheet of the Company or such Subsidiary in accordance with GAAP;
                  (d) any Transfer by the Company or any Subsidiary of receivables of the Company (or any Subsidiary primarily responsible for providing credit to the customers of the Company or any Subsidiary), whether with or without recourse to the Company or any other Subsidiary, provided that such sale is an arm's-length transaction, not accounted for under GAAP as a secured loan and, in the good faith opinion of a Responsible Officer, such receivables were sold for the Fair Market Value thereof; and
               (e) any licensing or like customary or usual transfer by the Company or any Subsidiary of any trade names or trademarks to KRC Trade Corporation, a Subsidiary of the Company, and the licensing or like transfer of such trade names and trademarks by KRC Trade Corporation, a Subsidiary of the Company, to the Company or any other Wholly-owned Subsidiary in the ordinary course of business.
         "Bank Credit Agreement" means that certain Credit Agreement dated October 18, 1996, among the Company and the Banks and (i) for purposes of Section 10.3(m) and the definition of "Foreign
Significant Subsidiary", as in effect on the date of the Closing, without giving effect to any modification, amendment, extension, renewal, supplement or replacement thereof, and (ii) for all other purposes, as the same may be amended, modified, supplemented, extended, renewed or replaced.
    "Bank Debt" means the Debt of the Company outstanding under the Bank Credit Agreement.
    "Banks" means Wachovia Bank, N.A., as Agent, ABN Amro Bank,
N.V. Atlanta Agency, as Co-Agent, and the other financial institutions from time to time parties to the Bank Credit
Agreement.
    "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this

Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or South Carolina are required or authorized to be closed.
    "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
    "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
    "Change of Control" means the earliest to occur of: (a) the date a tender offer or exchange offer results in an Acquiring
Person, directly or indirectly, beneficially owning more than 50% of the Voting Stock of the Company then outstanding, or (b) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock of the Company then outstanding, or (c) the date of a merger between the Company and any other Person, a consolidation of the Company with any other Person, a sale or other disposition of all or substantially all of the assets of the Company to any other Person or an acquisition of any other Person by the Company, if immediately after such event, the Acquiring Person shall hold more than 50% of the Voting Stock of the Company outstanding immediately after giving effect to such merger, consolidation or acquisition.
    "Change of Control Delayed Prepayment Date" is defined in
Section 8.3(b).
    "Change of Control Prepayment Date" is defined in Section
8.3(a).
    "Closing" is defined in Section 3.
    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
    "Company" means KEMET Corporation, a Delaware corporation.
    "Company Control Group" shall mean and include (i) D.E.
Maguire, K.L. Martin, G.H. Spears, D.R. Cash, C.M. Culbertson and
H.L. Crowley, (ii) the spouses, lineal descendants and spouses of the lineal descendants of the Persons named in clause (i); (iii) the estates or legal representatives of the Persons named in clauses (i) and (ii); and (iv) Citicorp Venture Capital, Ltd., a
New York corporation.
    "Company Notice" is defined in Section 8.3.
    "Confidential Information" is defined in Section 20.
    "Consolidated Funded Debt" means all Funded Debt of the
Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP eliminating intercompany items.
    "Consolidated Net Income" for any period means the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:
              (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
                             (b)  the proceeds of any life insurance policy;
                (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;
                   (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;
                (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;
                 (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;
                 (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;
             (h) earnings resulting from any reappraisal, revaluation or write-up of assets;
              (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;
                             (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;
                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period;
               (l) any gain arising as a result of any investment of the Company or any of its Subsidiaries in industrial revenue bonds issued by any Governmental Authority pursuant to any FILOT arrangement of the character described in clause (c) of the definition of "Asset Disposition"; and
                             (m)  any other extraordinary gain.
         "Consolidated Net Worth" means, at any time, the stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis as of such time in accordance with GAAP.
    "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its

Subsidiaries determined on a consolidated basis in accordance with GAAP.
    "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.
    "Control Event" means:
                        (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,
                  (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
                  (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
         "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded
Debt outstanding at such time which by the terms of such Funded
Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible, replaceable, refinancible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.
    "Debt" means, with respect to any Person, without duplication,
                        (a)  its liabilities for borrowed money;
                (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
                             (c)  its Capital Lease Obligations;
                (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person
          (whether or not it has assumed or otherwise become liable for such liabilities);
                  (e) the maximum exposure in respect of letters of credit issued for the account of such Person, including, but without duplication, amounts required to be reimbursed by such Person to the issuer of the letter of credit; and
                             (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through
          (e) hereof.
     Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt shall exclude (i) any such liabilities, obligations or Guaranties referred to in clauses (a) through (f) above if owed by the Company to a Wholly-owned
Subsidiary or by a Subsidiary to the Company or a Wholly-owned
Subsidiary, (ii) the obligation of a Person in its capacity as the servicer, collection agent or similar party to forward amounts collected with respect to Factor Receivables to the purchaser of such Factor Receivables and (iii) any unfunded obligations that may exist now or hereafter in any pension plan maintained by the Company or any Subsidiary.
    "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to all or a portion of the Net Proceeds Amount with respect to such Transfer to Senior Funded
Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded
Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior
Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt), provided that (a) in the course of making such application the Company shall prepay each outstanding Note in accordance with
Section 8.2 in a principal amount which equals the Ratable Portion for such Note and (b) if the Company or any such Subsidiary has applied less than all of the proceeds from any such Transfer to the related Debt Prepayment Application, then and in such event the remainder of any such proceeds shall be applied to a related
Property Reinvestment Application. As used in this definition, "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Funded Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior
Funded Debt of the Company and its Subsidiaries
    "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
    "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.
    "Disposition Value" means, at any time, with respect to any property
                        (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company in accordance with GAAP, and
                 (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.
         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
    "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
    "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
    "Event of Default" is defined in Section 11.
    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
    "Factor Receivables" means the outstanding amount of those Foreign Trade Receivables from time to time sold by KEMET
Electronics, S.A., a corporation organized under the laws of Switzerland, together with its successors and permitted assigns.
    "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell); provided that the Fair Market Value of an Asset Disposition shall be determined by the Board of Directors of the Company if such Fair Market Value equals or exceeds

$10,000,000 and shall be determined by a Senior Financial Officer if the Fair Market Value thereof is less than $10,000,000.
    "Foreign Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.
    "Foreign Significant Subsidiary" has the meaning defined in the Bank Credit Agreement.
    "Foreign Trade Receivables" means those trade receivables from time to time generated from the sale of goods or services by the Company and its Subsidiaries to any Non-U.S. Person.
    "Funded Debt" means with respect to any Person but, without duplication (i) all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more
(including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, (ii) Capitalized Lease
Obligations (except those related to the Lease Agreement), (iii)
Current Maturities of Funded Debt, (iv) with respect to each revolving credit or similar facility (regardless of the maturity of such revolving credit facility), an amount equal to the lowest mean of the principal amounts of Debt of such Person which were outstanding under such revolving credit or similar facility as of the close of each Business Day during any period of 30 consecutive days during the period of 12 consecutive months ending with the date of determination, and (v) all Guaranties of any of the foregoing.
    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.
    "Governmental Authority" means
                        (a)  the government of
                            (i) the United States of America or any State or other political subdivision thereof, or
                            (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
                     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
    "Guaranty" means, with respect to any Person, any obligation
(except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:
                        (a) to purchase such indebtedness or obligation or any property constituting security therefor;
                 (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other
          Person to make payment of the indebtedness or obligation; or
                   (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
    "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
    "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
    "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
    "Lease Agreement" means (a) that certain Lease Purchase and
Millage Rate Agreement, dated as of December 22, 1994, among
Greenville County, South Carolina, Greenwood County, South Carolina and the Company, as the same may be amended, modified or supplemented from time to time for the purpose and only for the purpose of adding or deleting assets from the terms thereof and (b) any like lease or rental agreement entered into by the Company or any of its Subsidiaries in connection with any FILOT arrangement of the character described in the clause (c) of the definition of "Asset Disposition."
    "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
    "Make-Whole Amount" is defined in Section 8.7.
    "Margin Stock" means "margin stock" as defined in Regulation
T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
    "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
    "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement, the Subsidiary
Guaranty or the Notes, or (c) the validity or enforceability of this Agreement, the Subsidiary Guaranty or the Notes.
    "Memorandum" is defined in Section 5.3.
    "Minority Interests" means any shares of stock of any class of a Subsidiary (other than qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing
Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing
Minority Interests in preferred stock.
    "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).
    "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of
                (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus
                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer and all taxes paid or payable as a result thereof.
         "Non-U.S. Person" means any Person who is not a resident of any state of the United States of America or the District of Columbia.
    "Noteholder Notice" is defined in Section 8.3(a).
    "Notes" is defined in Section 1.
    "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
    "Other Agreements" is defined in Section 2.
    "Other Purchasers" is defined in Section 2.
    "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
    "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
    "Plan" means an "employee benefit plan" (as defined in Section
3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
    "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
    "Property Reinvestment Application" means, with respect to any Transfer of property, the application of all or a portion of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of property of the same or a similar nature of the Company or any Subsidiary to be used in the ordinary course of business of such Person within the limitations of Section 9.6; provided that if less than all of the Net Proceeds Amount arising as a result of any such Transfer are applied to such Property Reinvestment Application, then and in such event the remainder thereof shall be applied to a Debt Prepayment Application.
    "QPAM Exemption" means Prohibited Transaction Class Exemption
84-14 issued by the United States Department of Labor.
    "Required Holders" means, at any time, the holders of at least
66-2/3% in principal amount of the Notes at the time outstanding
(exclusive of Notes then owned by the Company or any of its Affiliates).
    "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
    "Securities Act" means the Securities Act of 1933, as amended from time to time.
    "Security" shall have the same meaning as in Section 2(1) of the Securities Act.
    "Senior Debt" means any Debt of a Subsidiary (other than Subsidiary Subordinated Debt).
    "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
    "Senior Funded Debt" means (a) any Funded Debt of the Company
(other than Subordinated Debt) and (b) any Funded Debt of any
Subsidiary.
    "Significant Subsidiary" means any Subsidiary which as of the date of any determination thereof: (a) has shareholders' equity which constitutes more than 3% of Consolidated Net Worth as of the end of the immediately preceding fiscal quarter of the Company or
(b) has contributed more than 3% of Consolidated Net Income of the Company and its Subsidiaries for the immediately preceding four fiscal quarters of the Company.
    "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.
    "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries
(unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.
    "Subsidiary Guarantors" means KEMET Electronics Corporation,
KEMET Services Corporation, KRC Trade Corporation, each a Delaware corporation, and each other Subsidiary required to execute and deliver a supplement to the Subsidiary Guaranty pursuant to Section
9.8.
    "Subsidiary Guaranty" means that certain Subsidiary Guaranty of each Subsidiary Guarantor in the form attached hereto as Exhibit
9.8.
    "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other
Securities exchangeable for or convertible into stock) of any

Subsidiary of such Person.
    "Subsidiary Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Subsidiary Guaranty.
    "Successor Corporation" has the meaning set forth in Section
10.4.
    "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.
    "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
    "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.

             Schedule 5.4(to Note Purchase Agreement)
                               Company Subsidiaries


                                Name of Subsidiary
                                   Jurisdiction
                                   Share Owner
                                   % Ownership


KEMET Electronics
Corporation
                             Delaware
KC(
                                                              100


*KEMET Services Corporation
                             Delaware
KC
                                                              100


*KEMET Electroncis S.A.
                           Switzerland
KEC(
                                                               97


KEMET Electronics GmbH
                             Germany
KESA(
                                                              100


KEMET Electronics SARL
                              France
KESAKEG(
                                                              982


KEMET Electronics Ltd.
                          United Kingdom
KESAKEG
                                                        99.980.02


KEMET Electronics Asia Ltd.
                            Hong Kong
KEC
                                                            99.8


KEMET Electronics Marketing
(S) Ptd Ltd.
                            Singapore
KEAL(
                                                              100


KEMET Electronics (Shanghai)
Co. Ltd.
                              China
KEAL
                                                              100


*KEMET de Mexico, S.A. de
C.V.
                              Mexico
KECKCKECKEC
99.98(0.02(f)
100(100(


KEMET Electronics (Canada)
Limited
                              Canada
KEC
                                                              100


*KRC Trade Corporation
                             Delaware
KEC
                                                              100

KEMET International Inc.
                             Barbados
KEC
                                                              100

       76           Affiliates of the Company

Citicorp Venture Capital, Ltd.
           Directors and Senior Officers of the Company

Board of Directors

David E. Maguire
Charles E. Volpe
Paul C. Schorr IV
E. Erwin Maddrey, II
Stewart A. Kohl

Senior Officers

David E. Maguire                       Chairman, Chief Executive Officer and
                                  President
Glenn H. Spears                        Senior Vice President and Secretary
Kenneth L. Martin                 Senior Vice President of Engineering and
                                  Quality
D. Ray Cash                  Senior Vice President of Administration
                                           and Treasurer
Gary W. Robert                         Chief Information Officer
Larry W. Sheppard                 Vice President of Human Resources
Charles M. Culbertson         Senior Vice President and General Manager,
                                  Tantulum Capacitors
Harris L. Crowley, Jr.                 Senior Vice President and General
Manager,
                                  Ceramic Capacitors
William W. Johnson                Vice President, Sales Worldwide
Ronald L. Beck                         Vice President of Product Marketing

             Schedule 5.5(to Note Purchase Agreement)
                       Financial Statements
    The Company has delivered to each Purchaser a copy of the following financial statements of the Company and its Subsidiaries:
    Annual Report for Fiscal Year Ended March 31, 1997
    Form 10-Q Quarterly Report for the Period Ended December 31, 1997 Form 10-K Annual Report for the Fiscal Year Ended March 31, 1996 Form 10-K Annual Report for the Fiscal Year Ended March 31, 1995 Form 10-K Annual Report for the Fiscal Year Ended March 31, 1994 Form 10-K Annual Report for the Fiscal Year Ended March 31, 1993

            Schedule 5.14(to Note Purchase Agreement)
                         Use of Proceeds
    Substantially all of the net proceeds from the sale of the Notes will be used to repay existing indebtedness and the remainder of such proceeds will beused for general corporate purposes. The existing indebtedness to be repaid will consist primarily of certain amounts outstanding under the Company's Credit Agreement dated as of October 18, 1996 by and among the Company, Wachovia Bank, N.A., and the banks named therein and certain amounts outstanding under the Company's Swing Line Note dated as of October 18, 1996 by and between the Company and Wachovia Bank, N.A.

            Schedule 5.15(to Note Purchase Agreement)
                          Existing Debt
                       (As of May 4, 1998)

                           Type of Debt
                           (000)Amount


Credit Agreement dated as of October
18, 1996 by and among the Company,
Wachovia Bank, N.A., and the banks
named therein

$134,000


Swing Line Note dated as of October 18,
1996by and between the Company and
Wachovia Bank, N.A.

 $  5,700


Guaranties of Employees Notes(1)

  $    218


Guaranties of Limited Recourse
Provision (2)

 $  2,729


Letters of Credit for Insurance Program
(3)

  $    980


Letters of Credit for Signapore GST (4)

  $    415


Guaranty Agreement dated as of October
18, 1996 by KEMET Electronics
Corporation, KEMET Services Corporation
and KRC Trade Corporation (as
Guarantors) of the obligations of the
Company under the Bank Credit Agreement

           (5)


Guarantee Agreement dated as of October
18, 1996 by KEMET Electronics
Corporation (as Guarantor) of the
obligations of the Company under the
Swing Line Note dated as of October 18,
1996

           (5)

                             Notes
(1) Notes for the three employees located in Mexico provided in conjunction with their house purchases.
(2)      Associated with accounts receivable discounting facilities.
(3) Associated with Workers Compensation insurance policies. No outstanding claim against letters of credit. Amount shown is the face amount of the letters of credit.
(4) Associated with Goods & Service Tax in Singapore. Allows for payment on quarterly basis. No outstanding claim against letter of credit. Amount shown is the face amount of the letter of credit.
(5) The amounts outstanding under the credit facilities being guaranteed are listed above.

            Schedule 10.3(to Note Purchase Agreement)
                          Existing Liens
    Pursuant to the terms of a Pledge Agreement dated as of October 18, 1996, KEMET Electronics Corporation has pledged sixty-five (65) shares of the common stock of its subsidiary company, KEMET Electronics, S.A. in order to secure he prompt payment of its obligations as a guarantor under the Bank Credit Agreement.

This Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act.
                            Exhibit 1
                   (to Note Purchase Agreement)

                          [Form of Note]
                        KEMET Corporation
                6.66% Senior Note due May 4, 2010
no. _________
                                                   Date$____________
                                               PPN 488360 A* 9
    For Value Received, the undersigned, KEMET Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________, or registered assigns, the principal sum of___________ Dollars on May 4, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.66% per annum from the date hereof, payable semiannually,on the fourth day of May and November in each year, commencing with the May 4 or November 4 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount
(as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.66% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.
    Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of the Company in Simpsonville, South Carolina or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
    This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, each dated as of May 1, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.
    This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

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    The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements. This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.
                                                      KEMET Corporation


                                                         By
                                                        [Title]

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                      Exhibit 4.4(a)
                   (to Note Purchase Agreement)

             Form of Opinion of Special Counselto the Company
    The closing opinion of Kirkland & Ellis, counsel for the Company, which is called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:
          1. The Company is a corporation, duly incorporated, validly sting and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.
            2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.
              3. Each Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and except that equitable remedies lie in the discretion of a court and may be unenforceable.
              4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and except that equitable remedies lie in the discretion of a court and may be unenforceable.
            5. The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor, has been duly executed and delivered by each Subsidiary Guarantor and constitutes the legal, valid and binding contract of each Subsidiary

          Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and except that equitable remedies lie in the discretion of a court and may be unenforceable.
           6.  No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreements, the Notes or the Subsidiary Guaranty.
             7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.
                8. The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty does not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of any Subsidiary Guarantor pursuant to the provisions of the charter documents or By-laws of any Subsidiary Guarantor or any agreement or other instrument known to such counsel to which any Subsidiary Guarantor is a party or by which any Subsidiary Guarantor may be bound.
              9. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
           10. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.
            11. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of (i) the Company to issue and deliver the Notes or to comply with the provisions of the Agreements or (ii) any Subsidiary Guarantor to comply with the provisions of the Subsidiary Guaranty.
           12. The Company is not an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.
     The opinion of Kirkland & Ellis shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinion is based,

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such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

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                              Exhibit 4.4(b)
                       (to Note Purchase Agreement)

           Form of Opinion of Special Counselto the Purchasers
    The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other
Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:
         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.
            2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and except that equitable remedies lie in the discretion of a court and may be unenforceable.
               3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and except that equitable remedies lie in the discretion of a court and may be unenforceable.
        4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
         The opinion of Chapman and Cutler shall also state that the opinion of Kirkland & Ellis is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.
    In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.
    With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.